Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the use in this Registration Statement of our report, dated January 23, 1998 and June 11, 1998, on the financial statements of Summit Bankshares, Inc. as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997. We also consent to the reference made to us under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.



                                             /s/  S. B. Hoover & Company, L.L.P.

Harrisonburg, Virginia
June 18, 1998

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